U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2006

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015                  87-0439834
                       (Commission File Number)        (I.R.S. Employer Identification No.)

Mr. Kirk N. Blackim
President
Aztec Oil & Gas, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
(Address of principal executive offices including zip code)

(713) 840-6444
(Registrant’s telephone number, including area code)

ITEM 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 28, 2006 Dr. Kenneth Lehrer will vacate the position of Chief Financial Officer and has been elected Senior Economist. Larry Hornbrook has been elected a Vice President of the Company and will fill the vacancy of Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTEC OIL & GAS, INC.